<u>**M2i Corporate Update**</u>
October 29, 2024

Mission Statement

M2i Global, Inc. ("**M2i**" or, the "**Company**") is a critical minerals and metals Company that intends to ***leverage emerging technologies in the future, through public/private partnerships ("3P's")*** **to deliver critical minerals and metals for U.S. national defense and economic security.** Simply put, we do not compete with other companies in the minerals and metals industry, but rather, they are our partners and clients, who are joining us to build the strategic mineral reserve for the U.S.

Board Member Update

The company's current board of directors (the "**Board**") now consists of five members: Mr. Doug Cole (Executive Chairman, Chief Financial Officer and Director), Mr. Douglas Maclellan (Director and Future Chair of Audit Committee), Mr. Anthony Short (Director), Mr. Michael Sander (Director), and Alberto "Al" Rosende (Chief Executive Officer, President and Director). We have a mature, capable and steady Board guiding the company.

Summary

We continue to make great progress on building our **ecosystem** focused on partnerships, collaborations, and strategic alliances that provide us the needed depth and reach to succeed in achieving our mission: **to deliver critical minerals and metals for U.S. national defense and economic security**. A significant impetus behind the ecosystem is to build relationships that may add discrete technologies and capabilities to facilitate building our global supply chain to provide critical minerals, materials, and other compounds, as identified by the key federal agencies, such as the Departments of Interior, Energy, and Defense, and articulated in the Energy Act of 2020. Key efforts and initiatives over the past weeks highlight progress on our marketing and communications efforts to increase our brand profile and presence, creating awareness of M2i in the industry and government spaces, at both state and federal levels.

Our Ecosystem

Over 35 companies and institutions have expressed interest in joining M2i's ecosystem, potentially contributing technologies through licenses or collaborative agreements, as well as future offtakes, and other capabilities needed to create the resilience within our industry.

As a critical minerals company, M2i is focused on acquiring and/or licensing technologies that focus on mining, processing, refining, and recycling of minerals and metals, as well as the mitigation, reclamation, and rehabilitation of mine and mineral production locations. We are working with our public affairs partner and our members of congress to consider legislation to highlight the importance of provenance of minerals and materials. This will start in the U.S. and Australia as part of a major Defense Pact.

Through our ecosystem, we have the opportunity to acquire licenses to multiple technologies.

- The capabilities these technologies are being developed to provide include:
  - Technologies that provide the capability to increase the yield in reprocessing tailings and mine waste to reach shipping levels. These promising technologies may open opportunities in the future for **M2i** to reprocess tailings and waste piles located in abandoned mines.
  - There are multiple technologies in progressive stages of development that may prove successful at addressing water treatment needs associated with mining operations.
  - There are several recycling technologies on the cutting edge that focus on reducing energy and water requirements, while simultaneously reducing the waste, and improving output components, in terms of yield and flexibility of future use.

All of these technologies look promising and may be leveraged by M2i in the future.

Communications and Industry Presence

M2i is presenting at three conferences in the next few months:

- October 21/22, 2024: Top Shelf Partners "Commodities Global Expo" in Fort Lauderdale. Our President and CEO –Al Rosende, along with Stephen Hart, our financial marketing lead, will have multiple one-on-one meetings with key investors and industry executives. Al Rosende will also participate as a member of a panel with Peter O'Rourke to discuss Global Supply Chains and National Security.
- November 12/13, 2024: M2i will attend the Wall Street Conference in Boca Raton, Florida. We will have our full team there and will be presenting at the noon lunch as the Keynote presentation. We will have an hour and will then participate in the Critical Minerals Panel.
- December 11, 2024: Benchmark's 13th Annual Discovery One-On-One Conference in NYC. Doug Cole, Executive Chairman and Chief Financial Officer, and Al Rosende, President & Chief Executive Officer, will both attend.

Funding and Corporate Business

- The Company commenced the process of undergoing a Regulation A+ Offering immediately to raise up to approximately $25M. This effort is being led by Jon Najarian, Marc LoPresti, and Kevin Morris, supported by DealMaker Securities, LLC. **M2i** will be focused full force on its successful execution.
- **M2i's** goal is to up-list to a major exchange at the right time. This will be on-going and a lot of factors will contribute to its success. **M2i** will be ready to uplist at the right time.

M2i's Key Partners

Our key partners supporting our efforts are:

- SEC attorney: Darrin M. Ocasio, Esq., Partner, Sichenzia Ross Ference Carmel LLP
- Auditors: TAAD LLP
- Public relations firm and lobbyist: Banner Public Affairs

Update on previously reported initiatives

Lead Acid Battery Recycling Project

M2i, in a developing partnership with a global battery recycling technology company, continues to collaborate on finalizing the plan for a 25,000 metric ton lead acid battery (LAB) processing plant, utilizing their patented recycling process. The technology developed was codeveloped with a major university in the UK, and licensed exclusively by the global technology company, reduces energy and waste by over 80% as compared to that which is normally generated by the LAB recycling process. This technology also provides the capability to customize the structure of the resulting leady acid to facilitate its subsequent use, while increasing the resulting energy density by over 40%.

Tracking & Tracing Technology

M2i intends to close an agreement with a provider of technology solutions that delivers traceability, transparency, security and integrity to minerals and metals. Their solutions provide transparency on the provenance of the minerals and materials necessary to offer secure supply chains. The technology provides the capability to know the source and traceability of minerals and materials throughout the value chain through manufacturing.

Conclusion

M2i anticipates that the Scrap and Recycling businesses that we plan to acquire will provide low risk and steady returns, while our businesses in Mining, Processing and Refining will give us more upside over time but with higher risk. We are taking full advantage of pursuing government funding for all of our mineral and metal initiatives. Our goal is to create a positive cash-flow business with a strong and growing balance sheet that results in increasing stock value and allows us to become a solid dividend paying technology enterprise. Doug Cole and I are positioning the company to uplist to a senior exchange in the future.

Respectfully,

Alberto C. Rosende
Maj. Gen. (Ret.), U.S. Army
President & Chief Executive Officer
M2i Global, Inc.
Tel: +1 (954) 850-8808
Find us at: www.M2i.Global

FORWARD-LOOKING STATEMENTS

This Corporate Update contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are

beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at www.sec.gov. All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.